 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 10, 2012

NAVIDEA BIOPHARMACEUTICALS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Awards Under 2011 Bonus Plan

In December 2010, the Compensation, Nominating and Governance Committee (the “Committee”) of the Board of Directors of Navidea Biopharmaceuticals, Inc. (the “Company”) established the following corporate bonus objectives related to the Company’s performance in 2011:

•	Achievement of specified 2011 annual revenue and gross margin goals for the Company’s medical device and radiopharmaceutical product lines, subject to 20% reduction of bonus if not achieved.
•	Completion of Phase 3 clinical activities for Lymphoseek®, a proprietary radioactive lymphatic mapping targeting agent being developed by the Company, and the successful filing of a new drug application (“NDA”) with the United States Food and Drug Administration (the "FDA") for Lymphoseek, subject to 40% reduction of bonus if not achieved.

•	The successful development and implementation of a clinical development plan and strategy for a product utilizing the Company's RIGS® technology, with either the FDA or the European Medicines Agency (“EMA”), the centralized regulatory agency for the European Union, subject to 30% reduction of bonus if not achieved.
•	Discretionary bonus, equal to 10% of the total bonus objective.

In reviewing the previously established goals for 2011, the Committee determined that the Company’s mission, strategy and objectives changed significantly since the time when the original corporate objectives and individual bonus targets were established, and a number of significant positive accomplishments were achieved by the Company during the year that were not contemplated in establishing 2011 goals. With respect to the first objective, the sale of the Company’s GDS line of gamma detection device systems (the “GDS Business”) affected the Company’s ability to meet the pre-specified goal relating to revenue. However, as a result of the pro-rata achievement of the revenue goal through the point of the sale, coupled with the benefits to the Company’s financial position of the sale itself, the Committee considered that goal fully achieved. With regard to the second objective, the Committee concluded that the filing and subsequent acceptance of the NDA evidenced the successful achievement of that objective. In reviewing the third and fourth objectives, the Committee concluded that while progress had been made on the RIGS technology through gaining regulatory feedback on RIGS from both the FDA and EMA and the activities associated with the transition to a humanized RIGS antibody, that the number of unanticipated incremental accomplishments which management and the staff of the Company had achieved should be recognized in assessing bonuses related to 2011 performance. Representative of these incremental accomplishments were the listing on a major national stock exchange, the sale of the GDS Business itself, the in-licensing of the AZD4694 Alzheimer’s PET agent from AstraZeneca, the closing of a $7M debt transaction, and overall appreciation of the stock price for the year. The Committee therefore determined, at its discretion, that the 30% portion of the bonus attributable to the RIGS objective should be combined with the original 10% discretionary objective to create an overall 40% discretionary portion of the overall bonus objectives. With respect to the 40% discretionary portion, the progress on RIGS, as well as the recognition of the incremental accomplishments described above, were evaluated in assessing the Company’s overall successes for the year. Based on the Committee’s assessment of this revised discretionary objective, coupled with their evaluation of the totality of the Company’s achievements and individual’s contributions in 2011, on February 10, 2012, the Committee revised certain individual bonus targets and awarded bonuses in the following amounts to the Company’s named executive officers, such bonuses to be paid by March 15, 2012:

Officer	Position	Total 2011 Bonus Awarded
Mark J. Pykett	President and Chief Executive Officer	$175,867
Thomas H. Tulip	Executive Vice President and Chief Business Officer	$60,023
Frederick O. Cope	Senior Vice President, Pharmaceutical Research and Clinical Development	$63,375
Brent L. Larson	Senior Vice President and Chief Financial Officer	$43,875
Rodger A. Brown	Vice President, Regulatory Affairs and Quality Assurance	$29,250

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements contained or incorporated by reference in this Current Report on Form 8-K, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: February 16, 2012	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer

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